Exhibit 99.1
P3 Health Partners Announces Fourth Quarter and Full Year 2023 Results

Total revenue growth of 21% year-over-year, beating our 2023 guidance
Affirming 2024 guidance
Anticipates reaching Adjusted EBITDA positive in 2024
Management to Host Conference Call and Webcast March 28, 2024 at 4:30 PM ET

HENDERSON, NV—March 28, 2024—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the fourth quarter and full year ended December 31, 2023, and affirmed its 2024 guidance.
“Top line results for 2023 were strong as the team executed and delivered with revenue of approximately $1.27 billion, representing 21% growth and exceeding the top end of our guidance range. We are reaffirming our 2024 outlook based on several key observations in the early part of the year including strong growth in membership, increased funding, and stabilized medical cost trends,” said Dr. Sherif Abdou, CEO of P3. “We believe that demand for the P3 model is as high as ever and that our demonstrated ability to bend the cost curve is driving this demand.”

Fourth Quarter 2023 Financial Results
•Total revenue was $346.9 million, an increase of 34% compared to $258.2 million in the fourth quarter of the prior year
•Capitated revenue was $342.8 million, an increase of 35% compared to $254.0 million in the fourth quarter of the prior year
•Gross profit was negative $20.8 million, as compared to negative $11.0 million in the prior year. Gross profit PMPM was a loss of $65, compared to a loss of $36 PMPM in the prior year
•Medical margin(1) was $9.1 million, an increase of 38% compared to $6.6 million in the prior year. Medical margin PMPM(1) was $28, an increase of 27% compared to a medical margin PMPM of $22 in the prior year.
•Net loss was $69.1 million compared to a net loss of $532.3 million in the fourth quarter of the prior year.
•Adjusted EBITDA loss(1) was $44.3 million compared to an Adjusted EBITDA loss of $40.0 million in the fourth quarter of the prior year. Adjusted EBITDA PMPM(1) loss was $138, compared to a loss of $133 in the prior year.

Full-Year 2023 Financial Results
•At-risk membership of 108,900, an increase of approximately 8% compared to 100,400 in the prior year(2)
•Total revenue was $1.27 billion, an increase of 21% compared to $1.05 billion in the prior year
•Capitated revenue was $1.25 billion, an increase of 21% compared to $1.03 billion in the prior year
•Gross profit was $31.6 million, as compared to negative $7.8 million in the prior year. Gross profit PMPM was $25, compared to a loss of $6 PMPM in the prior year
•Medical margin(1) was $135.1 million, an increase of 118% compared to $62.1 million in the prior year. Medical margin PMPM(1) was $108, an increase of 108% compared to a medical margin PMPM of $52 in the prior year
•Net loss was $186.4 million compared to a net loss of $1.56 billion in the prior year
•Adjusted EBITDA loss(1) was $85.5 million compared to an Adjusted EBITDA loss(1) of $127.9 million in the prior year. Adjusted EBITDA loss PMPM(1) was $68 compared to $107 PMPM(1) in the prior year

“P3, like many of our peers in the value-based care space, experienced higher medical expenses in December due primarily to increased hospital admissions with the combination of COVID-19 and flu exacerbations,” said Dr. Amir Bacchus, P3’s Chief Medical Officer. “Beginning in January 2024, we have seen a return to a more normalized seasonally adjusted utilization.”
Fiscal 2024 Guidance

	Year Ended December 31, 2024
	Low	High
At-risk Members	125,000	135,000
Total Revenues (in millions)	$1,450	$1,550
Medical Margin(1)(3) (in millions)	$230	$250
Medical Margin(3) PMPM	$165	$175
Adjusted EBITDA(3) (in millions)	$20	$40
(1) Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2) See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3) The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
The foregoing 2024 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.

Management to Host Conference Call and Webcast March 28, 2024 at 4:30 PM ET

Title & Webcast	P3 Health Fourth Quarter and Full Year 2023 Earnings Conference Call
Date & Time	March 28, 2024, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 23 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain expenses, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense and (iv) certain other items that we believe are not indicative of our core operating performance. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of at-risk members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, medical margin to gross profit and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; outlook as to total revenue, at-risk membership, medical margin, medical margin PMPM, and Adjusted EBITDA for the full year 2024; and our expectation to achieve Adjusted EBITDA profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as updated by Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$36,320	$17,537
Restricted cash	4,614	920
Health plan receivable, net of allowance for credit losses of $150 and $0, respectively	118,497	72,092
Clinic fees, insurance and other receivable	2,973	7,500
Prepaid expenses and other current assets	3,613	2,643
TOTAL CURRENT ASSETS	166,017	100,692
Property and equipment, net	8,686	8,839
Intangible assets, net	666,733	751,050
Other long-term assets	19,531	15,990
TOTAL ASSETS (1)	$860,967	$876,571
LIABILITIES, MEZZANINE EQUITY, and STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,663	$11,542
Accrued expenses and other current liabilities	36,884	16,647
Accrued payroll	3,506	8,224
Health plan settlements payable	34,992	13,608
Claims payable	178,009	151,207
Premium deficiency reserve	13,670	26,375
Accrued interest	23,648	14,061
TOTAL CURRENT LIABILITIES	299,372	241,664
Operating lease liability	13,622	11,516
Warrant liabilities	1,085	1,517
Contingent consideration	4,907	4,794
Long-term debt, net	108,319	94,421
TOTAL LIABILITIES (1)	427,305	353,912
COMMITMENTS AND CONTINGENCIES (Note 16 and Note 20)
MEZZANINE EQUITY:
Redeemable non-controlling interest	291,532	516,805
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 116,588 and 41,579 shares issued and outstanding as of December 31, 2023 and 2022, respectively	12	4
Class V common stock, $0.0001 par value; 205,000 shares authorized; 196,569 and 201,592 shares issued and outstanding as of December 31, 2023 and 2022, respectively	20	20
Additional paid in capital	509,442	315,375
Accumulated deficit	(367,344)	(309,545)
TOTAL STOCKHOLDERS’ EQUITY	142,130	5,854
TOTAL LIABILITIES, MEZZANINE EQUITY, and STOCKHOLDERS’ EQUITY	$860,967	$876,571
____________________
(1)The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 22: Variable Interest Entities, P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and numbers below refer only to VIEs held at the P3 LLC level. The consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $8.6 million and $3.1 million as of December 31, 2023 and 2022, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $13.6 million and $9.9 million as of December 31, 2023 and 2022, respectively. These VIE assets and liabilities do not include $44.2 million and $33.0 million of net amounts due to affiliates as of December 31, 2023 and 2022, respectively, as these are eliminated in consolidation and not presented within the consolidated balance sheets.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
OPERATING REVENUE:
Capitated revenue	$342,836	$254,025	$1,252,309	$1,034,800
Other patient service revenue	4,025	4,188	14,066	14,671
TOTAL OPERATING REVENUE	346,861	258,213	1,266,375	1,049,471
OPERATING EXPENSE:
Medical expense	367,679	269,178	1,234,740	1,057,224
Premium deficiency reserve	(3,344)	(1,345)	(12,705)	(11,461)
Corporate, general and administrative expense	24,431	39,724	122,362	157,284
Sales and marketing expense	721	1,705	3,233	5,096
Depreciation and amortization	21,634	22,002	86,675	87,289
Goodwill impairment	—	463,496	—	1,314,952
TOTAL OPERATING EXPENSE	411,121	794,760	1,434,305	2,610,384
OPERATING LOSS	(64,260)	(536,547)	(167,930)	(1,560,913)
OTHER INCOME (EXPENSE):
Interest expense, net	(4,046)	(2,986)	(15,985)	(11,404)
Mark-to-market of stock warrants	760	6,479	433	9,865
Other	206	2,584	(249)	2,757
TOTAL OTHER (EXPENSE) INCOME	(3,080)	6,077	(15,801)	1,218
LOSS BEFORE INCOME TAXES	(67,340)	(530,470)	(183,731)	(1,559,695)
PROVISION FOR INCOME TAXES	(1,767)	(1,862)	(2,695)	(1,862)
NET LOSS	(69,107)	(532,332)	(186,426)	(1,561,557)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(43,645)	(438,305)	(128,653)	(1,291,430)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(25,462)	$(94,027)	$(57,773)	$(270,127)

NET LOSS PER SHARE (Note 15):
Basic	$(0.22)	$(2.26)	$(0.61)	$(6.50)
Diluted	$(0.22)	$(2.26)	$(0.63)	$(6.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 15):
Basic	115,303	41,579	94,889	41,579
Diluted	115,303	41,579	294,590	41,579

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(186,426)	$(1,561,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,675	87,289
Equity-based compensation	5,979	19,404
Goodwill impairment	—	1,314,952
Amortization of original issue discount and debt issuance costs	472	—
Accretion of contingent consideration	113	400
Mark-to-market adjustment of stock warrants	(433)	(9,865)
Premium deficiency reserve	(12,705)	(11,461)
Changes in operating assets and liabilities:
Health plan receivable	(46,555)	(21,841)
Clinic fees, insurance, and other receivable	4,560	(5,338)
Prepaid expenses and other current assets	(1,243)	4,266
Other long-term assets	(58)	100
Accounts payable, accrued expenses, and other current liabilities	15,988	6,082
Accrued payroll	282	1,920
Health plan settlements payable	21,384	(8,941)
Claims payable	26,802	49,249
Accrued interest	9,587	5,290
Operating lease liability	(450)	4,032
Net cash used in operating activities	(76,028)	(126,019)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,827)	(2,233)
Acquisitions, net of cash acquired	—	(5,500)
Net cash used in investing activities	(1,827)	(7,733)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	14,101	15,000
Payment of debt issuance costs	(173)	—
Proceeds from private placement offering, net of offering costs paid	86,595	—
Deferred offering costs paid	(175)	—
Payment of tax withholdings upon settlement of restricted stock unit awards	(16)	—
Repayment of short-term and long-term debt	—	(3,625)
Net cash provided by financing activities	100,332	11,375
Net change in cash and restricted cash	22,477	(122,377)
Cash and restricted cash at beginning of year	18,457	140,834
Cash and restricted cash at end of year	$40,934	$18,457

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(69,107)	$(532,332)	$(186,426)	$(1,561,557)
Interest expense, net	4,046	2,986	15,985	11,404
Depreciation and amortization expense	21,634	22,002	86,675	87,289
Provision for income taxes	1,767	1,862	2,695	1,862
Mark-to-market of stock warrants	(760)	(6,479)	(433)	(9,865)
Premium deficiency reserve	(3,344)	(1,345)	(12,705)	(11,461)
Equity-based compensation	1,720	2,193	5,979	19,404
Transaction and other related costs(1)	—	3,094	70	14,050
Other(2)	(212)	4,509	2,656	6,008
Goodwill impairment	—	463,496	—	1,314,952
Adjusted EBITDA loss	$(44,256)	$(40,014)	$(85,504)	$(127,914)
Adjusted EBITDA loss PMPM	$(138)	$(133)	$(68)	$(107)
_____________________
(1)Transaction and other related costs during the year ended December 31, 2023 consisted of legal fees incurred related to acquisition-related litigation and during the year ended December 31, 2022 consisted of accounting, legal, and advisory fees related to transactions that were completed, pending, or abandoned.
(2)Other during the year ended December 31, 2023 consisted of (i) interest income offset by (ii) cybersecurity incident loss, (iii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans, (iv) the disposition of our Pahrump operations, (v) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b), (vi) a legal settlement outside of the ordinary course of business, and (vii) valuation allowance on our notes receivable. Other during the year ended December 31, 2022 consisted of (i) income related to the release of indemnity funds previously escrowed as part of an acquisition in a prior year and (ii) interest income, offset by (iii) accounting, legal, and professional services expenses incurred related to the restatement of our consolidated financial statements for the years ended December 31, 2020, 2019, and 2018 and the condensed consolidated financial statements for the quarterly periods ended March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2020, June 30, 2020, and September 30, 2020, (iv) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b), and (v) severance expense.

MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Capitated revenue	$342,836	$254,025	$1,252,309	$1,034,800
Less: medical claims expenses	(333,761)	(247,458)	(1,117,258)	(972,725)
Medical margin	$9,075	$6,567	$135,051	$62,075
Medical margin PMPM	$28	$22	$108	$52

RECONCILIATION OF GROSS PROFIT TO MEDICAL MARGIN
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross profit(1)	$(20,818)	$(10,965)	$31,635	$(7,753)
Other patient service revenue	(4,025)	(4,188)	(14,066)	(14,671)
Other medical expense	33,918	21,720	117,482	84,499
Medical margin	$9,075	$6,567	$135,051	$62,075
_____________________
(1)Effective for the quarter ended June 30, 2023, we modified the method by which we reconcile medical margin. Previously, we reconciled medical margin to operating loss as the most directly comparable measure calculated in accordance with GAAP. In the current period and on a go-forward basis we will reconcile to gross profit as we have determined that gross profit is the most directly comparable GAAP measure.